Exhibit 10(c)
AMENDMENT NO. 2
TO
HARRIS CORPORATION
2000 STOCK INCENTIVE PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2000 Stock Incentive Plan, as amended (the “Plan”), to provide long-term incentive awards to officers, directors, employees and consultants;
     WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan; and
     WHEREAS, the Board desires to amend the Plan to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 1, 2009, as follows:
     1. Section 3.2 hereby is amended to add the following new sentence at the end thereof:
“Any adjustment or substitution pursuant to this Section 3.2 shall be made in compliance with the requirements of Section 409A of the Code, including without limitation the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).”
     2. Section 13.8 hereby is deleted in its entirety and the Plan’s sections and section references hereby are renumbered accordingly.
     APPROVED AND AUTHORIZED BY THE BOARD OF DIRECTORS as of the 24th day of October, 2008.

HARRIS CORPORATION

/s/ Jeffrey S. Shuman

Jeffrey S. Shuman
Vice President, Human Resources and Corporate Relations

ATTEST:

/s/ Scott T. Mikuen Secretary 12-30-08